                                                                     EXHIBIT 3.2

                           SECOND AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                              IKON RECEIVABLES, LLC

            This Second Amended and Restated Limited Liability Company Agreement, dated and effective as of April 23, 1999, is adopted by IKON Receivables-1, LLC, a Delaware limited liability company ("IKON Receivables-1"), as the sole member (in such capacity, the "Sole Member"), and IKON Receivables Funding, Inc., a Delaware corporation, as the manager (in such capacity, the "Manager"). Each capitalized term used herein and not defined shall have the meaning given to such term in Article II of this Agreement.

            WHEREAS, the Certificate of Formation was filed on January 20, 1999;

            WHEREAS, the original Limited Liability Company Agreement was adopted on January 20, 1999 (the "Original Agreement");

            WHEREAS, the Amended and Restated Limited Liability Company Agreement was adopted on March 26, 1999 (the "Amended Agreement"), which amended and restated in its entirety the Original Agreement; and

            WHEREAS, the Sole Member and the Manager hereby wish to amend and restate the Amended Agreement.

            NOW, THEREFORE, the Sole Member and the Manager hereby amend and restate the Original Agreement in its entirety and adopt the following:

                                    ARTICLE I
                     FORMATION OF LIMITED LIABILITY COMPANY

            Section I.1. Formation of Limited Liability Company. The Sole Member has heretofore formed a Delaware limited liability company (the "Company") pursuant to the Act. The Manager and each person from time to time serving as an officer or director of the Manager shall be, and hereby is, designated as an "authorized person" within the meaning of Section 18-204 of the Act, authorized and empowered to execute certificates to be filed with the Secretary under the Act. The Sole Member shall be the sole member of the Company, and the Sole Member's Interest in the Company shall be, and hereby is, authorized and issued.
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            Section I.2. Company Name and Principal Office. The name of the
Company shall be "IKON Receivables, LLC." The Manager shall have the power at any time to change the name of the Company. The principal business office of the Company shall be 1738 Bass Road, P.O. Box 9115, Macon, Georgia 31208. The business of the Company may also be conducted at such additional place or places as the Sole Member may determine.

            Section I.3. Office of and Agent for Service of Process. The registered office of the Company in Delaware shall be maintained at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Company's agent for service of process on the Company at such address shall be The Corporation Trust Company. The Manager shall have the power and the authority, and is hereby authorized and empowered to change, at any time and from time to time, the location of such registered office and/or such registered agent upon compliance with the Act.

            Section I.4. Term of Company. The Company shall be formed and commence on the date the certificate of formation is filed with the Secretary (the "Effective Date"). The Company shall have a perpetual existence as a separate legal entity until cancellation of the Company's certificate of formation.

            Section I.5. Purpose of Company. The purpose to be conducted or promoted by the Company is:

            (a) to purchase or acquire from any other subsidiary of IKON Office Solutions, Inc. any right to payment, whether constituting an account, chattel paper, instrument or general intangible, and certain related property (other than equipment) and rights (collectively, "Lease Receivables"), and to hold, sell, transfer, pledge or otherwise dispose of Lease Receivables or interests therein pursuant to that certain Assignment and Servicing Agreement by and among IKON Receivables-1, LLC, as Seller, IOS Capital, as Originator and Servicer, and the Company, as Issuer, dated as of April 1, 1999 (as the same may hereafter be modified or amended, the "Assignment and Servicing Agreement");

            (b) to enter into any agreement related to any Lease Receivables that provides for the administration, servicing and collection of amounts due on such Lease Receivables;

            (c) to enter into and perform its obligations under the Assignment and Servicing Agreement, and any interest rate hedging arrangements in connection therewith;

            (d) to distribute Lease Receivables or proceeds from Lease Receivables and any other income to its Sole Member in such amounts as determined by the Manager; and


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            (e) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies formed under the Limited Liability Company Act of the State of Delaware that are incidental to and necessary, suitable or convenient for the accomplishment of the purposes specified in clauses (a), (b), (c) and (d) above.

            The Company shall have the power and authority, and is hereby authorized and empowered, to engage in the activities set forth in paragraphs
(a) through (e) inclusive of this Section 1.5 and other activities approved in accordance with Section 5.5.

            Section 1.6. Address of the Sole Member and Manager. The addresses of the Sole Member and the Manager are set forth in Exhibit A.

            Section 1.7. Exclusivity. No Person may be admitted to the Company as an additional or substitute member, except as expressly set forth in this Agreement.

            Section 1.8. Authorization. The Company, and the Manager or any officer of the Company on behalf of the Company, are hereby authorized to enter into, execute, deliver and perform the Assignment and Servicing Agreement and other agreements related to the sale and servicing of the Lease Receivables as the Manager or officer executing such agreement deems necessary and appropriate and to prepare and file a registration statement on Form S-3 with the Securities and Exchange Commission and to do all things necessary and appropriate to the declaration of effectiveness of such Registration Statement as the Manager and officers directing such preparation and filing deem necessary, notwithstanding any other provision of this Agreement, the Act or other applicable law, rule or regulation, and without any further act, vote or approval of any person. The foregoing authorization shall not be deemed a restriction on the power of the Manager or officers of the Company to enter into other agreements on behalf of the Company.

            Section 1.9. Fiscal Year. The Company's fiscal year shall commence on October 1st and end on September 30th of each year.

                                   ARTICLE II
                                   DEFINITIONS

            Section 2.1. Defined Terms.

            "Act" means the Delaware Limited Liability Company Act, Delaware Code Title 6, Sections 18-101 et seq., as amended from time to time.

            "Affiliate" when used with respect to a Person shall mean any other Person controlling, controlled by, or under common control with, such Person.


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            "Agreement" shall mean this Limited Liability Company Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

            "Capital Contributions" shall mean the amount of cash and the fair market value of property (as determined by the Manager and net of any liabilities to which such property is subject or which is deemed assumed by the Company) contributed to the Company by the Sole Member.

            "Company" shall mean the limited liability company governed by this Agreement and formed by the filing of the Certificate of Formation of the Company with the Secretary.

            "IOS Capital" shall mean IOS Capital, Inc., a Delaware corporation, and sole member of IKON Receivables-1, LLC.

            "Indemnified Party" means the Sole Member, any successor member of the Company, the Manager, any successor manager of the Company, any officer, agent, shareholder, director, employee or incorporator of the Sole Member, any successor member, the Manager or any successor manager, or any officer, manager, employee, organizer or agent of the Company.

            "Independent Director" shall mean an individual who has not been for a period of 5 years prior to election to the board of directors of the Manager and continuing through such time: (i) a director, officer or employee of any entity owning beneficially, directly or indirectly, more than 5% of the outstanding shares of IOS Capital's or the Manager's common stock, or (ii) a director, officer or employee of such beneficial owner's subsidiaries or Affiliates, other than the Manager or any other special purpose entity of IOS Capital (an "SPE"). An Independent Director may not be a trustee in bankruptcy for any SPE or any Affiliate of a SPE.

            "Insolvency Event" shall mean with respect to the Sole Member or any successor member: (i) the entry of a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for such member, in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of such member's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; (ii) the consent by such member to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such member or of or relating to substantially all of such member's property; or
(iii) if such member shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations. The foregoing definition of "Insolvency


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Event" is intended to replace and shall supersede and replace the definition of
"Bankruptcy" set forth in Sections 18-304 of the Act.

            "Interest" shall mean the Sole Member's ownership interest in the Company including, without limitation, the right of the Sole Member to the profits and losses of the Company and to receive distributions of the Company's assets, together with the obligations of the Sole Member to comply with all the terms and provisions of this Agreement.

            "Lease Receivables" shall have the meaning set forth in Section 1.5(a).

            "Manager" shall mean the Manager and any other Person selected from time to time by the Sole Member pursuant to Section 5.1 as a manager of the Company. The "Manager" shall be a manager of the Company within the meaning of the Act.

            "Net Cash Flow" shall mean, as of any date, any and all amounts received by the Company on or before such date (other than Capital Contributions), less (i) amounts previously distributed under Section 4.1, (ii) unpaid costs and accrued expenses pursuant to Section 4.2 and any reasonable reserves therefor and (iii) all other cash expenditures made by or on behalf of the Company.

            "Notes" shall mean the Notes of the Company issued pursuant to the Registration Statement on Form S-3, as amended, filed by the Company.

            "Person" shall mean any individual, partnership, corporation, trust, limited liability company, association, joint venture, estate, governmental entity or other legal person.

            "Secretary" means the Secretary of State of the State of Delaware.

            "Sole Member" shall have the meaning set forth in the preamble to this Agreement.

                                   ARTICLE III
                              CAPITAL CONTRIBUTIONS

            Section 3.1. Contributions. The Sole Member shall contribute concurrently with the execution of this Agreement or has already contributed the property described in Exhibit B as its Capital Contribution to the Company and shall from time to time contribute such other property as is described in the Assignment and Servicing Agreement, as amended from time to time. Such contribution is an absolute transfer and assignment of such property to the Company, without recourse or warranty. The Manager has not made and shall not make any Capital Contributions to the Company.


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            Section 3.2. Additional Contributions. The Sole Member shall have no obligation to make additional contributions after the date hereof, but may elect to do so from time to time.

                                   ARTICLE IV
                                  DISTRIBUTIONS

            Section 4.1. Distributions of Net Cash Flow. Distributions of Net Cash Flow shall be made to the Sole Member by the Manager at such times and in such amounts as determined by the Manager, acting alone, provided such distributions are not prohibited by any agreement to which the Company is a party or the Act or other applicable law. The Manager shall not receive any distribution of Net Cash Flow.

            Section 4.2. Expenses of the Company. The Company shall pay all costs and expenses incurred in connection with the Company's affairs (or shall reimburse the Manager for having incurred any such out-of-pocket expenses), including without limitation, all expenses of conducting the business of the Company.

                                    ARTICLE V
                                   MANAGEMENT

            Section 5.1. Manager. (a) The Manager shall not be a member of the Company and shall not own any Interest or any portion thereof, or any other ownership interest in the Company, and, as such, shall not share in the distributions of Net Cash Flow or the profits or losses of the Company. The Manager shall be (i) a special purpose entity with at least two Independent Directors on its board of directors and (ii) selected by the Sole Member from time to time or at such time as a vacancy for any reason shall occur and shall serve until a successor is selected or qualified. The Sole Member hereby selects IKON Receivables Funding, Inc. as the initial Manager.

            (b) The Manager, acting alone, without the approval or authorization of the Sole Member, shall have full and exclusive management and control of the business of the Company, including, without limitation, the power to appoint Persons to act on behalf of the Company, to hire employees and agents and appoint officers of the Company to perform such functions as from time to time shall be delegated to such employees, agents, and officers by the Manager and to determine the compensation of any employees, agents and officers of the Company or to delegate some or all compensation decisions to officers or employees of the Company.


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

            (c) There shall be no change of Manager without the prior confirmation from Moody's Investors Service, Inc. and Standard & Poor's Rating Services that such change will not result in either a downgrade or a withdrawal of the then current ratings of the outstanding Notes.

            Section 5.2. Resignation. The Manager may resign at any time by giving written notice to the Sole Member, provided that the Manager may resign only after a successor Manager meeting the requirements and having similar restrictions in its certificate of incorporation or other charter documents set forth in Section 5.1 has been appointed, has executed a counterpart to this Agreement and has assumed the duties of the resigning Manager and such resignation will not result in either a downgrade or a withdrawal of the then current ratings of the outstanding Notes.

            Section 5.3. Removal. The Manager may be removed with or without cause by the Sole Member, provided that the Sole Member shall not remove the Manager unless a successor manager meeting the requirements and having similar restrictions in its certificate of incorporation or other charter documents set forth in Section 5.1 has been appointed, has executed a counterpart to this Agreement and has assumed the duties and obligations of the removed Manager and such removal and succession will not result in either a downgrade or a withdrawal of the then current ratings of the Notes.

            Section 5.4. Compensation. The Manager shall receive such compensation as shall from time to time be determined by the Sole Member and shall be reimbursed by the Company for any reasonable out-of-pocket expenses incurred by the Manager on behalf of the Company.

            Section 5.5. Limitation on Actions. (a) Notwithstanding any other provision of this Agreement and, to the fullest extent permitted by law, any provision of law that otherwise so empowers the Manager or any other Person, the Manager and any other Person shall not have the power or authority, and shall not be authorized or empowered, without the prior written consent of (1) the Manager, including its board of directors, which shall include all of the directors of the Manager who would be in office (including at least two Independent Directors) if there were at any time neither any vacancies nor any unfilled newly-created directorships on the board of directors, and (2) the Sole Member, to cause the Company do any of the following:

            (i) amend, alter, change or repeal Sections 1.5, 5.7, 8.2, 9.2, 9.3 or this Section 5.5; or

            (ii) make or commence any bankruptcy or insolvency filing or proceeding or any similar filing or proceeding or make or commence, to the fullest extent permitted by law, any dissolution, liquidation, consolidation, merger, conversion or sale of all or substantially all of the Company's assets or make an assignment for the benefit of creditors of


                                       7
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the Company or acquiesce, petition or otherwise invoke or cause any other Person to invoke the process of the United States of America, any state or other political subdivision thereof or any other jurisdiction, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case against the Company under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company for all or any part of its property or assets or, to the fullest extent permitted by law ordering the winding-up, dissolution or liquidation of the affairs of the Company or a consolidation, merger, conversion or sale of all or substantially all of the assets of the Company.

            (b) So long as the Notes are outstanding, the Company shall not:

            (i) consolidate, convert or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity; or

            (ii) incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than (a) indebtedness incurred or guaranteed pursuant to transactions set forth in Section 1.5 in connection with the issuance of notes, certificates or other securities contemplated by Section 1.5; provided, however, that the Person(s) to whom the indebtedness is owing has delivered to the Company its undertaking that it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law for one year and one day after all notes certificates, or other securities contemplated by Section 1.5 are paid in full and (b) indebtedness incurred in the ordinary course of business of the Company which does not at any time exceed the aggregate amount of $4,950.00.

            (c) No Manager nor any director of the Manager pursuant to the requirements of this Section 5.5 shall, with regard to any matter described in this Section 5.5 or Section 5.6, owe a fiduciary duty or other obligation to the Sole Member (except as may specifically be required by any applicable law); instead, such Manager or director's fiduciary duty and other obligations with regard to any matter described in this Section 5.5 or Section 5.6 shall, to the fullest extent permitted by law, be owed to the Company including, without limitation, the Company's creditors. Every member of the Company shall be deemed to have consented to the foregoing by virtue of such member's acceptance of interests therein, and no further act or deed of any member of the Company shall be required to evidence such consent. In addition, no Independent Director of the Manager may be removed unless his or her successor has been duly elected.

            Section 5.6. Sale or Purchase of Lease Receivables. The Manager shall not have the power to sell or to purchase any Lease Receivables, except pursuant to the Assignment and Servicing Agreement and subject to the limitations in Section 1.5, unless the


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Manager has first gotten confirmation from Moody's Investors Service, Inc. and
Standard & Poor's Rating Services that such sale will not result in either a downgrade or a withdrawal of the then current ratings of the Notes.

            Section 5.7. Amendment to Certificate of Formation. Without the affirmative vote of each member of the Manager's Board of Directors, including, without limitation, the affirmative vote of the Independent Directors of the Manager, and prior notice to Moody's Investors Service, Inc. and Standard & Poor's Rating Services, the Company shall not amend either this Agreement or the Company's Certificate of Formation, as amended or restated from time to time.

            Section 5.8. Binding Authority. Only the Manager or its delegates pursuant to Section 5.1 shall have the power and authority (subject to the terms and conditions of this Agreement) to bind the Company.

            Section 5.9 Company Separateness. In addition to the foregoing, the Manager shall conduct the affairs of the Company in the following manner so that: (i) the business and affairs of the Company will be managed by or under the direction of the Manager; (ii) the Company will maintain separate bank accounts, corporate records and books of account from those of any direct or ultimate parent of the Company or any subsidiary or any other SPE or Affiliate of any such parent; (iii) the Company will pay from its funds and assets all obligations and indebtedness incurred by it; (iv) the Company's assets shall not be commingled with those of any other entity; (v) the Company shall maintain an office or area separate from any direct, indirect or ultimate parent of the Company (which area may be within the premises of the parent of the Company);
(vi) the Company shall maintain an arm's length relationship with its Affiliates; (vii) the Company shall pay the salaries of its own employees and maintain sufficient number of employees in light of its contemplated business operations; (viii) the Company shall not guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others; (ix) the Company shall not acquire obligations or securities of its member; (x) the Company shall allocate fairly and reasonably any overhead for shared office space; (xi) the Company shall use separate stationery, invoices, and checks; (xii) the Company shall not pledge its assets for the benefit of any other entity or make any loans or advances to any entity;
(xiii) the Company shall hold itself out as a separate entity; (xiv) the Company shall correct any known misunderstanding regarding its separate entity; (xv) the Company shall maintain adequate capital in light of its contemplated business operations; (xvi) the Company shall maintain separate financial statements; and
(xvii) the Company shall conduct its own business in its own name.

                                   ARTICLE VI
            OBLIGATIONS AND/OR RIGHTS OF THE SOLE MEMBER AND MANAGER

            Section 6.1. Liability of the Sole Member and Manager. Neither the Sole Member nor the Manager shall be personally liable for any of the debts, liabilities, contracts or


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other obligations of the Company solely by reason of being the Sole Member or
Manager of the Company.

            Section 6.2. No Management Responsibility. The Sole Member shall not take part in the management of the business or the affairs, or transact any business for, the Company, except to the extent that its approval or consent is expressly required under this Agreement for the taking of any actions by or on behalf of the Company or of the Manager.

            Section 6.3. No Authority to Act. The Sole Member shall not have the authority to act on behalf of or bind the Company.

                                   ARTICLE VII
                                 INDEMNIFICATION

            Section 7.1. Exculpation and Indemnification of the Sole Member and Manager. (a) No Indemnified Party shall be liable to the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Party in connection with any matter arising from, or related to, or in connection with this Agreement or the Company's business or affairs; provided, however, that the foregoing shall not eliminate or limit the liability of any Indemnified Party if a judgment or other final adjudication adverse to the Indemnified Party establishes that the Indemnified Party's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the Indemnified Party personally gained in fact a financial profit or other advantage to which the Indemnified Party was not legally entitled.

            (b) The Company shall, to the fullest extent permitted by the Act, indemnify and hold harmless each Indemnified Party against any losses, claims, damages or liabilities to which the Indemnified Party may become subject in connection with any matter arising from, related to, or in connection with, this Agreement or the Company's business or affairs; provided, however, that no indemnification may be made to or on behalf of any Indemnified Party if a judgment or other final adjudication adverse to the Indemnified Party establishes (i) that the Indemnified Party's acts or omissions giving rise to such losses, claims, damages or liabilities were committed in bad faith or involved intentional misconduct or knowing violation of law and were material to the cause of action so adjudicated or (ii) that the Indemnified Party personally gained in fact a financial profit or other advantage to which the Indemnified Party was not legally entitled; provided, further that such indemnification shall be subject to the terms of, and shall be subordinate to the obligations payable under, the agreements to which the Company is a party.

            (c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Party defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition


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

of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnified Party to repay such amount if it shall be determined that the Indemnified Party is not entitled to be indemnified as authorized in this Section 7.1.

            (d) Notwithstanding anything else contained in this Agreement, the indemnity obligations of the Company under paragraph (b) above shall:

                  (i) be in addition to any liability that the Company may
            otherwise have;

                  (ii) inure to the benefit of the successors, assigns, heirs and personal representatives of each Indemnified Party, and

                  (iii) be limited to the assets of the Company.

            (e) This Article VII shall survive any termination of this Agreement and the dissolution of the Company.

                                  ARTICLE VIII
                   TRANSFERABILITY OF SOLE MEMBER'S INTERESTS

            Section 8.1. Restriction on Transfer. The Sole Member may not transfer its Interest unless such transfer is involuntary or by operation of law or is not prohibited by any agreement to which the Company is a party.

            Section 8.2. Transfer for Security. The Sole Member may not pledge, mortgage or otherwise hypothecate all or any part of its right, title and interest in cash distributions to be received from the Company.

            Section 8.3. Substitute Member. If the Sole Member assigns all or any part of its Interest pursuant to Section 8.1, the assignee shall be admitted to the Company as a member of the Company upon the assignee's obtaining the consent of the Manager to such admission and the assignee's executing a counterpart of this Agreement, provided that prior notice is given to Moody's Investors Service, Inc. and Standard & Poor's Ratings Services. If the Sole Member assigns all of its interest pursuant to Section 8.1, the Sole Member shall cease to be a member of the Company immediately after the admission of the assignee to the Company as member of the Company and the Company shall be continued without dissolution.

            Section 8.4. Resignation. Other than as set forth in Section 8.1, the Sole Member shall not resign from the Company.


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                                   ARTICLE IX
                           DISSOLUTION AND LIQUIDATION

            Section 9.1. Dissolution. The Company shall be dissolved and its affairs shall be wound up solely upon the occurrence of any of the following events, provided however, to the fullest extent permitted by law, that the Company may not dissolve so long as the Notes are outstanding:

                  (a) the happening of any event that makes it unlawful to carry on the business of the Company;

                  (b) judicial dissolution pursuant to the Act;

                  (c) at any time there are no members of the Company, unless the Company is continued without dissolution in accordance with the Act or Section 9.2 below; or

                  (d) subject to the requirements of each agreement to which the
            Company is a party, the Company is dissolved by the Manager with the unanimous written consent of its entire board of directors (including at least two Independent Directors) and the Sole Member as provided in Section 5.5. To the fullest extent permitted by law, the Sole Member shall not have the power or authority, acting alone, to dissolve the Company and wind up its affairs.

            Section 9.2. Continuation of Company. Notwithstanding any other provision of this Agreement, the occurrence of an Insolvency Event with respect to the Sole Member shall not cause the Sole Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution. Notwithstanding any other provision of the Agreement, the Sole Member waives any right that it might have under
Section 18-801(b) of the Act to agree in writing to dissolve the Company upon the occurrence of any event that causes the Sole Member to cease to be a member of the Company. In the event of the dissolution of the Sole Member or the occurrence of any other event that causes the Sole Member to cease to be a member of the Company at a time when the Sole Member is the only member of the Company, to the fullest extent permitted by law, the personal representative of the Sole Member shall, within 90 days of such event, agree in writing to continue the Company and to the admission of such personal representative or its nominee or designee as a member of the Company effective as of the dissolution of the Sole Member. Upon such admission, the Company shall be continued without dissolution.

            Section 9.3. Winding Up and Liquidation of the Company. Upon dissolution, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of creditors and the Sole Member.


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Upon dissolution, a full accounting of the assets and liabilities of the Company shall be taken, and the Company assets shall be distributed as promptly as possible as hereinafter provided:

                  (a) first, to the satisfaction (or the making of reasonable provision for the satisfaction) of such debts and liabilities of the Company (or reserves therefor), including any necessary expenses of liquidation, except any debts, liabilities and loans that may be due to the Sole Member, in the order of priority as provided by law; and

                  (b) second, to the satisfaction (or the making of reasonable provision for the satisfaction) of any debts and liabilities that may be due to the Sole Member and to the satisfaction (or the making of reasonable provision for the satisfaction) of the unpaid principal balance and the interest accrued thereon on loans, if any, made by the Sole Member to the Company.

All of the remaining assets of the Company shall be distributed to the Sole Member.

                                    ARTICLE X
                                POWER OF ATTORNEY

            Section 10.1. Manager as Attorney-In-Fact. The Sole Member hereby makes, constitutes, and appoints the Manager with full power of substitution and resubstitution, its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file, and record (a) all limited liability company certificates, assumed name or similar certificates, and other certificates and instruments (including counterparts of this Agreement) which the Manager deems necessary in its reasonable discretion to be filed by the Company under the laws of the State of Delaware or any other state or jurisdiction in which the Company is doing business; (b) any and all amendments or changes to the instruments described in clause (a), as now or hereafter amended, which the Manager may deem necessary in its reasonable discretion to effect a change or modification of the Company in accordance with the terms of this Agreement, including, without limitation, amendments or changes to reflect any amendments adopted by the Sole Member in accordance with the terms of this Agreement; (c) all certificates of cancellation and other instruments which the Manager deems necessary in its reasonable discretion to effect the dissolution and termination of the Company pursuant to the terms of this Agreement; and (d) any other instrument which is now or may hereafter be required by law to be filed on behalf of the Company or is deemed necessary by the Manager in its reasonable discretion to carry out fully the provisions of this Agreement in accordance with its terms, in each case, however, subject to the provisions of Section 5.5. The Sole Member authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall reasonably consider necessary in connection with any of the foregoing, hereby giving such attorney-in-fact full power and authority to do so and perform each and every act or thing whatsoever requisite or advisable to be done in connection with the foregoing as fully as the

Sole Member might or could do personally, and hereby ratifying and confirming all that any such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof.

            Section 10.2. Nature of Special Power. The power of attorney granted pursuant to this Article X:

                  (a) is a special power of attorney coupled with an interest and is irrevocable;

                  (b) may be exercised by any such attorney-in-fact by
            identifying the Sole Member executing any agreement, certificate, instrument or other document with the single signature of any such attorney-in-fact for the Sole Member; and

                  (c) shall not be affected by and shall survive the bankruptcy, insolvency, dissolution, disability, incapacity or cessation of existence of the Sole Member and shall survive the delivery of an assignment by the Sole Member of its interest in the Company, except that where an assignee of the Sole Member is admitted as a substituted member, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

            Section 11.1. Notices. Any notices or communications hereunder shall be in writing, and may be either delivered personally (which shall include deliveries by courier), by facsimile transmission or mailed, postage prepaid, by certified or registered mail, return receipt requested, directed to the parties at their respective addresses or fax numbers set forth in Exhibit A. Any party hereto may designate a different address to which notices and demands shall thereafter be directed by written notice given in the same manner and directed to the Company at is office hereinabove set forth.

            Section 11.2. Amendments. Subject to Section 5.5 and Section 5.7, this Agreement shall be amended only by the written consent of the Sole Member and the Manager.

            Section 11.3. Headings. The headings of the various Articles and Sections herein are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            Section 11.4. Severability. If any one or more of the provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.


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

            Section 11.5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 11.6. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together constitute one and the same instrument.

            Section 11.7. Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

            Section 11.8. Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter thereof and supersedes all prior agreements and understandings and contemporaneous agreements and understandings pertaining thereto.

            Section 11.9. Enforceability. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Manager and the Independent Directors, in accordance with its terms. In addition, the Independent Directors shall be intended beneficiaries of this Agreement.

            IN WITNESS WHEREOF, this Second Amended and Restated Limited Liability Company Agreement has been executed as of the date first above written.

                                        IKON RECEIVABLES-1, LLC,
                                        as Sole Member

                                        By: /s/ Robert K.McLain
                                           -------------------------------------
                                           Name:  Robert K. McLain
                                           Title: President of Manager, IKON
                                                  Receivables Funding, Inc.


                                        IKON RECEIVABLES FUNDING, INC.,
                                        as Manager

                                        By: /s/ Robert K McLain
                                           -------------------------------------
                                           Name:  Robert K. McLain
                                           Title: President

                                    EXHIBIT A

                  ADDRESSES OF THE SOLE MEMBER AND THE MANAGER

                                    Address:

Sole Member:       IKON Receivables-1, LLC
                   1738 Bass Road
                   P.O. Box 9115
                   Macon, Georgia  31208

Manager:           IKON Receivables Funding, Inc.
                   103 Foulk Road, Suite 202
                   Wilmington, DE 19803

                                    EXHIBIT B

                       CAPITAL CONTRIBUTION OF SOLE MEMBER

1. Lease Receivables pursuant to Section 3.1 of this Limited Liability Company Agreement.

2.    Cash in the amount of $1000.00.


                                       2